UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2009

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2009, Avista Corporation (Avista Corp. or the Company) entered into a committed line of credit agreement with JPMorgan Chase Bank, N.A. and UBS Securities LLC, as Co-Documentation Agents, Wells Fargo Securities, LLC, as Syndication Agent, Union Bank, N.A., as Administrative Agent, KeyBank National Association, and U.S. Bank National Association in the amount of $75.0 million with an expiration date of April 5, 2011. The new $75.0 million committed line of credit replaces a $200.0 million committed line of credit that expired on November 24, 2009 and will be in addition to the Company’s current $320.0 million committed line of credit that expires on April 5, 2011. Avista Corp. may elect to increase the committed line of credit by up to $25.0 million under the same agreement. The committed line of credit is secured by $75.0 million of non-transferable First Mortgage Bonds of the Company issued to the agent bank. Such First Mortgage Bonds would only become due and payable in the event, and then only to the extent, that the Company defaults on its obligations under the committed line of credit.

The committed line of credit agreement contains customary covenants and default provisions, including a covenant requiring the ratio of “earnings before interest, taxes, depreciation and amortization” to “interest expense” of Avista Utilities for the preceding twelve-month period at the end of any fiscal quarter to be greater than 1.6 to 1. The committed line of credit agreement also has a covenant not to permit the ratio of “consolidated total debt” to “consolidated total capitalization” of Avista Corp. to be greater than 70 percent at any time.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of Avista Corp.’s committed line of credit agreement under Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Forty-Seventh Supplemental Indenture, dated as of November 1, 2009.

10.1	Credit Agreement, dated as of November 25, 2009, among Avista Corporation, the Banks party thereto, JPMorgan Chase Bank, N.A. and UBS Securities LLC, as Co-Documentation Agents, Wells Fargo Securities, LLC, as Syndication Agent, and Union Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: December 1, 2009	/s/ MARIAN M. DURKIN
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer